UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2022

REGENXBIO Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37553	47-1851754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9804 Medical Center Drive Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

(240) 552-8181

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RGNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 21, 2022, REGENXBIO Inc. (the “Company”) and The Trustees of the University of Pennsylvania (“Penn”) entered into a letter agreement (the “Letter Agreement”) relating to the License Agreement dated February 24, 2009 between Penn and the Company (the “Penn-REGENXBIO License”), the License Agreement dated May 31, 2002 between Penn and GlaxoSmithKline LLC (“GSK”) (the “Penn-GSK License”) and the Sublicense Agreement dated March 6, 2009 between GSK and the Company (the “GSK-REGENXBIO Sublicense” and, collectively with the Penn-REGENXBIO License and the Penn-GSK License, the “Licenses”).

Pursuant to the terms of the Letter Agreement, the Company will make a payment of $8.0 million to Penn for sublicense fees due or owed in the future as a result of the Collaboration and License Agreement dated September 10, 2021 between the Company and AbbVie Global Enterprises Ltd. In addition, the Company will make payments totaling $12.0 million to Penn to satisfy any other past or future obligations of the Company to pay any sublicense fees to Penn pursuant to the Penn-REGENXBIO License, including a payment of $3.0 million on each of the first, second, third and fourth anniversaries of the effective date of the Letter Agreement. The Letter Agreement amends the Penn-REGENXBIO License by deleting Section 3.5 in its entirety, thereby removing the Company’s obligations under the Penn-REGENXBIO License to pay sublicense fees to Penn.

Additionally, Penn will have the right to continue conducting gene therapy research, including commercially sponsored research, outside of a single identified field, without restriction. Further, certain identified commercial entities that sponsor Penn will have the right to perform sponsored research, development and commercial activities in certain approved fields. The Company and Penn have also agreed to explore a further expansion of their relationship, including through potential new collaboration and alliance opportunities together.

The Letter Agreement contains releases of, and covenants not to sue on, specified types of claims arising out of or related to the Licenses.

The foregoing description of the terms of the Letter Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement. The Company intends to file a copy of the Letter Agreement with its Quarterly Report on Form 10-Q for the quarter ending March 31, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENXBIO INC.

Date: March 25, 2022	By:	/s/ Patrick J. Christmas
Patrick J. Christmas
Executive Vice President and Chief Legal Officer